                         Internet Capital Group, Inc.

                         Notice of Guaranteed Delivery

                  Pursuant to the Offer to Purchase for Cash
                 Up to $143,000,000 Aggregate Principal Amount
                              of its Outstanding
                5 1/2% Convertible Subordinated Notes Due 2004
                   at a Purchase Price Not Greater than $295
                              Nor Less than $250
                         Per $1,000 Principal Amount,
                   Plus Accrued and Unpaid Interest Thereon

                       The Depositary for the Offer is:

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                   By Facsimile Transmission: (215) 972-1685
                       (for Eligible Institutions Only)

           Confirm receipt of Facsimile by Telephone: (215) 988-1319

         By Mail:                 By Overnight Delivery:     By Hand Delivery:
      P.O. Box 2320             2001 Bryan Street,       (9:00 a.m.--5:00 p.m.
   Dallas, Texas 75221-             10th Floor            New York City Time)
           2320                Dallas, Texas 75201       GIS Unit Trust Window
 Attention: Institutional Attention: Institutional Trust   4 New York Plaza
      Trust Services                 Services                  1st Floor
                                                          New York, New York
                                                              10004-2413
                                                            Attention: ITS
                                                           Securities Window


   Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery.

   As set forth in the Offer to Purchase dated July 26, 2002 (as it may be supplemented and amended from time to time, the "Offer to Purchase") of Internet Capital Group, Inc., a Delaware corporation (the "Purchaser"), under
Item 6, "Procedures for Tendering Notes," and in the instructions of the Letter of Transmittal (the "Letter of Transmittal" and together with the Offer to Purchase, the "Offer"), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Purchaser's offer to purchase for cash, upon the terms and subject to the conditions set forth in the Offer, at prices designated by the holders, of up to $143,000,000 aggregate principal amount of its outstanding
5 1/2% Convertible Subordinated Notes due 2004 (the "Notes") at a price not greater than $295 nor less than $250 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase if, prior to the Expiration Date, (a) certificates representing such Notes are not immediately available, (b) time will not permit such holder's Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depository on or prior to the Expiration Date, or (c) the procedures for book-entry transfer (including delivery of an Agent's Message) cannot be completed. This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Depositary as set forth above. All capitalized terms herein but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

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   This form is not to be used to guarantee signatures. If a signature on the
Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

   The undersigned hereby tender(s) to the Purchaser, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of each series of Notes specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under Item 6, "Procedures for Tendering Notes -- Guaranteed Delivery." The undersigned hereby authorizes the Depositary to delivery this Notice of Guaranteed Delivery to the Purchaser with respect to the Notes tendered pursuant to the Offer.

   The undersigned understands that the Purchaser will accept for purchase Notes validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized prior to the Expiration Date. The undersigned also understands that tenders of Notes may be withdrawn at any time prior to the Expiration Date but the Purchase Price shall not be payable in respect of the Notes so withdrawn. For a valid withdrawal of a tender of Notes to be effective, it must be made in accordance with the procedures set forth in
Item 7 of the Offer to Purchase, "Withdrawal of Tenders."

   The undersigned understands that payment for Notes purchased will be made only after timely receipt by the Depositary of (i) such Notes, or a Book-Entry Confirmation, and (ii) a Letter of Transmittal (or a manually signed facsimile thereof), including by means of an Agent's Message, the transfer of such Notes into the Depositary's account at DTC with respect to such Notes properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by the Purchaser by reason of any delay in making payment to the undersigned.

   All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                                      2

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    This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

 Name(s): _____________________________________________________________________
 -----------------------------------------------------------------
 Capacity: ____________________________________________________________________
 -----------------------------------------------------------------
 Address(es):________________________________________________________________
 =================================================================

 DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                      3

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                           PLEASE SIGN AND COMPLETE

                         5 1/2% Convertible Subordinated Notes due 2004
-------------------------------------------------------------------------------------------------------
                                                                            Tender Price per $1,000
                                                                              Principal Amount at
                                                                          Maturity in Increments of $5
                                                                            (cannot be less than the
                                                                             Minimum Offer Price or
                                                            Principal       greater than the Maximum
                                     Certificate Number  Amount of Notes     Offer Price in respect
         Series of Notes              (if available)*      Tendered**             thereof)***
-------------------------------------------------------------------------------------------------------
5 1/2% Convertible Notes due 2004                                            (not less than $250 nor
                                                                               greater than $295)
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*If the space provided is inadequate, list the certificate numbers, principal amounts and tender price
 (if any) in respect of Notes being tendered on a separately executed schedule and affix the schedule hereto.
**Unless otherwise indicated, it will be assumed that the entire aggregate principal amount at maturity represented by the Notes specified above is being tendered.
***Each offer price must be in $5 increments and between the Minimum Offer Price and Maximum
   Offer Price (each, as defined in the Offer to Purchase) in respect of the Notes being tendered. The
   Minimum Offer Price and Maximum Offer Price in respect of the Notes is also indicated above parenthetically. In the event no tender price is specified, the holder will be deemed to have tendered the Notes at the Minimum Offer Price.
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Signature(s) of Registered holder(s) or
Authorized Signatory: ___________________________________________________________________________
Name(s) of Registered holder(s): ________________________________________________________________
Address: ________________________________________________________________________________________
Zip Code: _______________________________________________________________________________________
Area Code and Telephone No.: ____________________________________________________________________
Date: ___________________________________________________________________________________________
[_] Check this box if Notes will be delivered by book entry transfer.

Depositary Account No. __________________________________________________________________________

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

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